Exhibit 99.1

Investor Contact:	Jessica Hazel
(615) 235-4367

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS RESULTS FOR FIRST QUARTER FISCAL 2018, COMPARABLE STORE SALES OUTPERFORMED THE CASUAL DINING INDUSTRY, EARNINGS EXCEEDED EXPECTATIONS

Company reports first quarter positive comparable store restaurant sales and updates fiscal year guidance

Board declares quarterly dividend of $1.20 per share

LEBANON, Tenn. – November 21, 2017 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the first quarter of fiscal 2018 ended October 27, 2017.

First Quarter Fiscal 2018 Highlights

•	Earnings per diluted share were $1.92 compared to diluted EPS of $2.01 in the prior year quarter. The Company estimates that hurricanes Harvey and Irma reduced first quarter diluted EPS by approximately $0.07 and will reduce second quarter diluted EPS by approximately $0.03.

•	Operating income margin was 10.0% of revenue, compared with prior year operating income margin of 10.7% of revenue.

•	Comparable restaurant sales of 0.2% and traffic of -1.8% outperformed the Casual Dining Industry, despite the negative impacts from hurricanes Harvey and Irma. (See comparable sales and traffic table for hurricane impact estimates.)

•	The Company’s Board of Directors declared a quarterly dividend of $1.20 per share on the Company’s common stock, payable on February 5, 2018 to shareholders of record on January 12, 2018.

Commenting on the first quarter and fiscal year outlook, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “We delivered positive comparable store restaurant sales in the first quarter, outperformed our casual dining peers, and exceeded our earnings expectations, despite the challenges presented by the impact of hurricanes Harvey and Irma on many of the communities in which we, our customers and our employees live and work. In addition, our field and leadership teams made significant progress on the introduction of several key business initiatives, including the system-wide rollout of our off-premise platform. While being more cautious in our industry outlook and in our expectations for continued wage and commodity pressure, we remain well-positioned to deliver top-line performance and earnings growth as a result of our fiscal 2018 initiatives.”

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Cracker Barrel Reports First Quarter Results

November 21, 2017

First Quarter Fiscal 2018 Results

Revenue

The Company reported total revenue of $710.4 million for the first quarter of fiscal 2018, representing an increase of 0.1% over the first quarter of the prior year. Comparable store restaurant sales increased 0.2%, including a 2.0% increase in average check partially offset by a 1.8% decrease in store traffic. The average menu price increase for the quarter was approximately 2.2%. Comparable store retail sales decreased 3.6% from the prior year quarter. The Company opened two new Holler & Dash Biscuit House locations during the quarter, bringing the store count to 651 combined Cracker Barrel Old Country Store and Holler & Dash Biscuit House locations at quarter-end.

Comparable store restaurant traffic, average check and comparable store restaurant sales and retail sales for the fiscal months of August, September and October and the first quarter were as follows:

	August	September	October	First Quarter(1)
Comparable restaurant traffic	-1.3%	-2.4%	-1.7%	-1.8%
Average check	1.9%	2.1%	1.9%	2.0%
Comparable restaurant sales	0.6%	-0.3%	0.2%	0.2%
Comparable retail sales	-1.4%	-3.1%	-5.6%	-3.6%

(1)	The Company estimates that effects of hurricanes Harvey and Irma reduced fiscal first quarter traffic and restaurant sales by approximately 0.3% and retail sales by approximately 0.6%.

Operating Income

Operating income in the first quarter was $70.8 million, or 10.0% of total revenue. Operating income in the prior year quarter was 10.7% of total revenue. As a percentage of total revenue, increases in other store operating expenses and general and administrative expenses were partially offset by decreases in cost of goods sold and labor and related expenses.

Diluted Earnings per Share

Earnings per diluted share were $1.92, compared to diluted EPS of $2.01 in the prior year first quarter. The Company estimates that hurricanes Harvey and Irma reduced first quarter diluted EPS by approximately $0.07.

Fiscal 2018 Outlook

For fiscal 2018, the Company now expects to report earnings per diluted share of between $8.75 and $8.90 reflecting the approximately $0.10 negative impact from hurricanes Harvey and Irma. The Company expects total revenue of approximately $3.1 billion, reflecting the expected opening of eight or nine new Cracker Barrel stores and three new Holler & Dash stores, as well as projected increases in comparable store restaurant sales in the range of 2.0% to 3.0% and comparable store retail sales to be approximately flat. The Company now projects food commodity inflation in the range of 2.0% to 2.5% for the year. The Company now projects operating income margin to be approximately 10.5% of total revenue. The Company expects depreciation expense between $95 million and $100 million; net interest expense in the range of $15 million to $16 million; and capital expenditures of approximately $150 million to $160 million. The Company anticipates an effective tax rate for fiscal 2018 of between 31% and 32%.

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Cracker Barrel Reports First Quarter Results

November 21, 2017

The Company’s 2018 fiscal year is a 53-week year. The Company estimates the impact of the 53rd week, which is included in its guidance, to contribute earnings per diluted share of approximately $0.30.

The Company expects to report earnings per diluted share for the second quarter of 2018 of between $2.15 and $2.25. The Company reminds investors that its outlook for fiscal 2018 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2018 First Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through December 6, 2017.

About Cracker Barrel Old Country Store, Inc.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) shares warm welcomes and friendly service while offering guests high-quality homestyle food and unique shopping – all at a fair price. By creating a world filled with hospitality and charm through an experience that combines dining and shopping, guests are cared for like family. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate 647 company-owned Cracker Barrel Old Country Store® locations in 44 states and own the fast-casual Holler and Dash® restaurants. For more information about the company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q1 FY 2018 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our

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Cracker Barrel Reports First Quarter Results

November 21, 2017

restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports First Quarter Results

November 21, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	First Quarter Ended
			Percentage
	10/27/17	10/28/16	Change
Total revenue	$710,368	$709,971	0%
Cost of goods sold (exclusive of depreciation and rent)	210,749	213,109	(1)
Labor and other related expenses	248,068	249,104	(0)
Other store operating expenses	143,820	137,926	4

Store operating income	107,731	109,832	(2)
General and administrative expenses	36,893	34,088	8

Operating income	70,838	75,744	(6)
Interest expense	3,618	3,676	(2)

Pretax income	67,220	72,068	(7)
Provision for income taxes	20,840	23,713	(12)

Net income	$46,380	$48,355	(4)

Earnings per share – Basic:	$1.93	$2.01	(4)

Earnings per share – Diluted:	$1.92	$2.01	(4)

Weighted average shares:
Basic	24,035,202	24,001,708	0
Diluted	24,105,187	24,099,013	0

Ratio Analysis
Total revenue:
Restaurant	81.4%	80.8%
Retail	18.6	19.2

Total revenue	100.0	100.0
Cost of goods sold (exclusive of depreciation and rent)	29.7	30.0
Labor and other related expenses	34.9	35.1
Other store operating expenses	20.2	19.4

Store operating income	15.2	15.5
General and administrative expenses	5.2	4.8

Operating income	10.0	10.7
Interest expense	0.5	0.5

Pretax income	9.5	10.2
Provision for income taxes	3.0	3.4

Net income	6.5%	6.8%

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Cracker Barrel Reports First Quarter Results

November 21, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	10/27/17	10/28/16
Assets
Cash and cash equivalents	$120,193	$125,108
Accounts receivable	18,078	18,862
Inventory	191,481	187,221
Prepaid expenses	19,479	18,006
Deferred income taxes	0	2,275
Property and equipment, net	1,105,781	1,084,721
Other long-term assets	66,920	62,886

Total assets	$1,521,932	$1,499,079

Liabilities and Shareholders’ Equity
Accounts payable	$130,127	$119,014
Other current liabilities	245,659	234,494
Long-term debt	400,000	400,000
Interest rate swap liability	4,077	16,082
Other long-term obligations	131,250	125,878
Deferred income taxes	63,117	56,506
Shareholders’ equity, net	547,702	547,105

Total liabilities and shareholders’ equity	$1,521,932	$1,499,079

Common shares issued and outstanding	23,994,793	24,032,367

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Cracker Barrel Reports First Quarter Results

November 21, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Three Months Ended
	10/27/17	10/28/16
Cash flows from operating activities:
Net income	$46,380	$48,355
Depreciation and amortization	21,631	20,534
Loss on disposition of property and equipment	1,204	1,107
Share-based compensation, net of excess tax benefit	2,035	363
(Increase) in inventories	(35,114)	(34,913)
Increase (Decrease) in accounts payable	11,732	(13,479)
Net changes in other assets and liabilities	(9,591)	12,971

Net cash provided by operating activities	38,277	34,938

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(30,527)	(26,336)
Proceeds from sale of property and equipment	110	265

Net cash (used in) investing activities	(30,417)	(26,071)

Cash flows from financing activities:
(Taxes withheld) from exercise of share-based compensation awards, net	(3,383)	(6,138)
Excess tax benefit from share-based compensation	0	1,062
Purchases and retirement of common stock	(14,772)	0
Dividends on common stock	(30,513)	(29,649)

Net cash (used in) financing activities	(48,668)	(34,725)

Net (decrease) in cash and cash equivalents	(40,808)	(25,858)
Cash and cash equivalents, beginning of period	161,001	150,966

Cash and cash equivalents, end of period	$120,193	$125,108

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Cracker Barrel Reports First Quarter Results

November 21, 2017

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	First Quarter Ended
	10/27/17	10/28/16
Units in operation:
Open at beginning of period	649	641
Opened during period	2	2

Open at end of period	651	643
Total revenue: (In thousands)
Restaurant	$578,237	$573,677
Retail	132,131	136,294

Total revenue	$710,368	$709,971

Cost of goods sold (exclusive of depreciation and rent): (In thousands)
Restaurant	$143,850	$145,536
Retail	66,899	67,573

Total cost of goods sold	$210,749	$213,109

Average unit volume: (In thousands)
Restaurant	$889.5	$893.7
Retail	203.2	212.3

Total	$1,092.7	$1,106.0

Operating weeks:	8,451	8,345

Q1 2018 vs. Q1 2017
Comparable store sales period to period increase (decrease):
Restaurant	0.2%
Retail	(3.6%)
Number of locations in comparable store base:
635

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